SUB-ITEM 77Q1(E)
       COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS


A copy of the form of Investment Advisory Agreement between Registrant and Winslow Management Company, LLC, LLC with respect to Winslow Green Growth Fund, Exhibit (d)(9) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 176 on July 29, 2005, accession number 0001275125-05-000362.